UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) July 15, 2010

Electro Rent Corporation
(Exact Name of Registrant as Specified in Charter)

California	0-9061	95-2412961

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6060 Sepulveda Boulevard, Van Nuys, CA	91411-2501

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 787-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

On July 15, 2010, the Compensation Committee of the Board of Directors of Electro Rent Corporation (the "Company") approved and granted restricted stock units (the "Units") under the Company's 2005 Equity Incentive Plan to certain non-director executives of the Company. The grants included (i) grants under the Company’s annual grant program and (ii) a one-time merit grant.  The Company's named executive officers received the following grants:

Named Executive Officer	Annual Unit Grant	Merit Grant	Total Units Granted
Steven Markheim President and Chief Operating Officer	14,000	10,000	24,000
Craig R. Jones Vice President and Chief Financial Officer	9,000	-	9,000

The grants were made pursuant to the Company’s standard form of Stock Unit Award Agreement, and will vest in three equal installments on each of July 15, 2011, 2012 and 2013, or earlier on a change of control or the executive's death or disability. The Company will issue one share of its common stock for each vested Unit on the earliest of the following: (i) January 1, 2016; (ii) a change of control; and (iii) the date of the executive's termination of employment.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Electro Rent Corporation

Date: July 21, 2010	By:	/s/ Craig R. Jones
Craig R. Jones
Vice President and Chief Financial Officer